NSAR ITEM 77O
October 1, 2000 to March 31, 2001
VK Insured Tax Free Income Fund
10f-3 Transactions


Underwriting #      Underwriting          Purchased From      Amount of         % of          Date of
                                                               Shares       Underwriting     Purchase
                                                              Purchased


    1.              Clark County, WA      Lehman Brothers     13,265        6.69%            12/08/00

    2.              Oklahoma City Airport Bank of Oklahoma    3,500         9.85%            12/15/00

    3.              Philadelphia          Commerce Cap        10,000        3.39%            01/11/01



Underwriting ParticipantS for #1
Lehman Brothers
Morgan Stanley Dean Witter
U.S. BancCorp Piper Jaffrey

Underwriting Participants for #2
Morgan Stanley Dean Witter
Salomon Smith Barney
M. Keegan

Underwriting Participants for #3
Commerce Capital Markets, Inc.
Dain Rauscher Inc.
Loop Capital Markets
The Chapman Company
First Union National Bank
Janney Montgomery Scott LLC
J.P. McGowan & Company, Inc.
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley Dean Witter
M.R. Beal & Company
PaineWebber Incorporated
RRZ Public Markets, Inc.
Siebert Br4andford Shank & Co.